Exhibit 5.1

650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925
Tel: (714) 540-1235 Fax: (714) 755-8290
www.lw.com

FIRM / AFFILIATE OFFICES
Boston	New York
Brussels	Northern Virginia
Chicago	Orange County
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November 16, 2005
Medicis Pharmaceutical Corporation
8125 North Hayden Road
Scottsdale, Arizona 85258-2463

Re:	Medicis Pharmaceutical Corporation — Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as special counsel to Medicis Pharmaceutical Corporation, a Delaware corporation (the “Company”), in connection with the proposed issuance of shares (the “Shares”) of the Company’s Class A common stock, par value $0.014 per share (the “Common Stock”), pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 2, 2005 (File No. 333-129372), as amended by Amendment No. 1 filed on November 16, 2005 (collectively, the “Registration Statement”), and that certain Agreement and Plan of Merger dated as of March 20, 2005 (the “Merger Agreement”) by and among the Company, Masterpiece Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Inamed Corporation, a Delaware corporation (“Inamed”). The Merger Agreement provides that, upon completion of the merger of Inamed with and into Merger Sub (the “Merger”), each outstanding share of Inamed common stock will be converted into the right to receive 1.4205 shares of Common Stock and $30.00 in cash. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have (i) assumed that prior to the issuance of any of the Shares (a) the Registration Statement will have become effective under the Act, (b) the stockholders of Inamed will have adopted the Merger Agreement and approved the Merger, (c) the stockholders of the Company will have approved the issuance of the Shares and the Amendment of the Company’s Certificate of Incorporation to increase the number of shares of authorized Common Stock from 150,000,000 to 300,000,000, and (d) that such Amendment of the Company’s Certificate of Incorporation will have been properly filed with and accepted by the Delaware Secretary of State, (ii) assumed that the transactions contemplated by the Merger Agreement will be consummated in accordance with the Merger Agreement, (iii) assumed that the proceedings proposed to be taken by the Company in connection with the issuance and delivery of the Shares will be taken in a timely manner and (iv) relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters; we have not independently verified such factual matters.

November 16, 2005

     We are opining herein only as to the validity of the Shares under the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.
     Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Merger Agreement and the Registration Statement, will be validly issued, fully paid and nonassessable.
     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP